Exhibit 99.10
CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR
     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Schering-Plough Corporation (to be renamed Merck & Co., Inc.) in the Registration Statement on Form S-4 filed by Schering-Plough Corporation with the Securities and Exchange Commission (File No. 333-159371) under the Securities Act of 1933, as amended.

/s/ Thomas R. Cech, Ph.D.
Name:	Thomas R. Cech, Ph.D.

June 12, 2009